Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 for Brendan Technologies, Inc., of our report dated August 26, 2007, relating to the years ended June 30, 2007 and 2006 financial statements of Brendan Technologies, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts".

FARBER HASS HURLEY McEWEN LLP

Camarillo, California
November 27, 2007